As filed with the Securities and Exchange Commission on April 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0107542
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

500 Office Road, Lahaina

Maui, Hawaii 96761

(Address of principal executive offices) (Zip code)

Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan

(Full title of the plan)

Wade K. Kodama

Chief Financial Officer

Maui Land & Pineapple Company, Inc.

500 Office Road, Lahaina

Maui, Hawaii 96761

(808) 877-3351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher D. Ivey

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 800,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan, as amended (the “2017 Plan”). An aggregate of 2,605,093 shares of Common Stock have been reserved for issuance under the 2017 Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on April 28, 2017 (File No. 333-217538) and June 28, 2023 (File No. 333-273009).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Certificate of Incorporation of Maui Land & Pineapple Company, Inc.	8-K	07/20/2022	3.2

4.2	Bylaws of Maui Land & Pineapple Company, Inc.	8-K	07/20/2022	3.3

4.3	Description of Capital Stock	S-8	06/28/2023	4.1

4.4	Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan	DEF 14A	03/28/2017	Appendix A

4.5	Amendment to Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan	DEF 14A	03/31/2023	Appendix A

4.6	Amendment No. 2 to Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan	DEF 14A	4/7/2025	Appendix A

5.1	Opinion of Stradling Yocca Carlson & Rauth LLP				X

23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)				X

23.2	Consent of Accuity LLP				X

24.1	Power of Attorney (incorporated by reference to the signature page)				X

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maui, State of Hawaii, on the 8th day of April, 2025.

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	/s/ Wade K. Kodama
Name: Wade K. Kodama
Title: Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Race Randle and Wade Kodama, and each of them signing individually (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name and Signature	Title	Date

/s/ Race Randle	Chief Executive Officer	April 8, 2025
Race Randle	(Principal Executive Officer)

/s/ Wade K. Kodama	Chief Financial Officer and Treasurer	April 8, 2025
Wade K. Kodama	(Principal Financial Officer and Principal Accounting Officer)

/s/ R. Scott Sellers	Chairperson of the Board of Directors	April 8, 2025
R. Scot Sellers

/s/ Glyn Aeppel	Director	April 8, 2025
Glyn Aeppel

/s/ Steve Case	Director	April 8, 2025
Steve Case

/s/ John Sabin	Director	April 8, 2025
John Sabin

/s/ Anthony P. Takitani	Director	April 8, 2025
Anthony P. Takitani

/s/ A. Catherine Ngo	Director	April 8, 2025
A. Catherine Ngo

/s/ Ken Ota	Director	April 8, 2025
Ken Ota